                                                                     EXHIBIT 7.5

                                      AGREEMENT

       THIS AGREEMENT is made as of February 1, 1999, by and among TIS Mortgage Investment Company, a Maryland corporation (the "Company"), Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company ("TVF"), Richard M. Osborne ("Osborne"), Third Capital, LLC, a Tennessee limited liability company ("Third Capital"), Christopher L. Jarratt ("Jarratt") and James G. Lewis ("Lewis"), being sometimes collectively referred to as the "Parties", with reference to the following:

       A. TVF owns 793,700 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company, which it acquired in open market purchases from July 1996 through April 1997, and Jarratt and Lewis personally own 20,000 and 12,000 shares of Common Stock, respectively. The shares of Common Stock owned by TVF are sometimes referred to as the "TVF Shares", the shares of Common Stock owned by Jarratt and Lewis are sometimes referred to as the "Jarratt Shares" and "Lewis Shares", respectively, and the TVF Shares, Jarratt Shares and Lewis Shares are sometimes collectively referred to as the "Shares".

       B. At the annual meeting of shareholders of the Company held on May 29, 1997, Osborne, Jarratt and Lewis, who had disagreed with management regarding the future direction of the Company, were elected directors of the Company. Osborne is the sole manager of TVF, Jarratt is the chief manager of Third Capital and Jarratt and Lewis are the only members of Third Capital.

       C. On March 16, 1998, TVF granted Third Capital the right to purchase 760,000 of the Shares (the "Option"). Concurrently with the grant of the Option, TVF executed an irrevocable proxy (the "Proxy") granting Jarratt or, in his absence, Lewis, the right to vote 760,000 of the TVF Shares for the election of individuals to serve as directors of the Company.

       D. The Company is negotiating with Pacific Securitization, Inc. ("Pacific") to acquire Novato Markets, Inc. in consideration of the issuance of its shares. Such transaction is sometimes referred to as the "Pacific Transaction."

       E. It is a condition precedent to the closing of the Pacific Transaction that the Company purchase the Shares for issuance to Pacific in the Pacific Transaction and that Osborne, Jarratt and Lewis resign from the Board of Directors of the Company.

       NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein set forth, the Parties agree as follows:


                                  Page 8 of 25 Pages
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       1.     PURCHASE AND SALE OF SHARES

              (a) At the Closing (as defined below), TVF shall sell all 793,700 of the TVF Shares to the Company, and the Company shall purchase the TVF Shares from TVF, for a total purchase price of $1,984,250, which shall be paid by wire transfer to an account(s) designated by TVF. TVF and Third Capital each acknowledge that payment of the purchase price by the Company to TVF shall satisfy any ownership or other interest they may have in the TVF Shares (including, without limitation, Third Capital's rights under the Option), that their respective rights to the proceeds from sale of the TVF Shares are to be determined among them and that the Company will have no further obligation therefor.

              (b) At the Closing, Jarratt shall sell the Jarratt Shares and Lewis shall sell the Lewis Shares to the Company, and the Company shall purchase the Jarratt Shares and the Lewis Shares, for a purchase price of $40,000 and $24,000, respectively, which shall be paid by wire transfer to accounts designated by each of Jarratt and Lewis.

       2.     CLOSING

              The closing of the purchase of the Shares (the "Closing") shall take place at such date and time as the Company shall designate to TVF, which shall occur as soon as practicable after the Board of Directors of the Company shall have approved a definitive purchase agreement relating to the Pacific Transaction, but in no event shall the Closing occur later than February 1, 1999. The Closing shall consist of (i) transfer of the TVF Shares to the Company by TVF by book transfer through the facilities of the Depository Trust Company in a manner satisfactory to the Company, (ii) wire transfer by the Company of $1,984,250 to an account(s) designated by TVF, (iii) transfer of the Jarratt Shares and Lewis Shares to the Company by Jarratt and Lewis by book transfer through the facilities of the Depository Trust Company in a manner satisfactory to the Company or by delivery to the Company of certificates evidencing such Shares endorsed or with stock powers attached in proper form for transfer, (iv) wire transfer by the Company of $40,000 and $24,000 to Jarratt and Lewis, respectively, to accounts designated by Jarratt and Lewis, and (v) the other deliveries referred to in Section 6 below.

       3.     REPRESENTATIONS AND WARRANTIES

              3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the other Parties that as of the date hereof and as of the Closing:

                     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.


                                  Page 9 of 25 Pages
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                     (b)    The Company has all necessary power and authority,
corporate and otherwise, to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement; and the Company has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and such other documents, and to perform all of its obligations to be observed and performed by it under this Agreement.
This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

                     (c) The execution and delivery of this Agreement and the actions contemplated by this Agreement will not constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under:
(i) any term or provision of the articles of incorporation or bylaws of the Company; (ii) any judgment, decree, order, regulation or rule of any court or governmental authority; (iii) any statute or law, including without limitation
Section 3-601 ET. SEQ. of the Maryland GCL (as defined herein) ; or (iv) any contract, agreement, indenture, lease or other commitment to which the Company is a party or by which it is bound; and will not cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment.

                     (d) The disinterested directors of the Company (being those directors other than Ms. Legg, Ms. Howe, Osborne, Jarratt and Lewis) have unanimously determined that the Pacific Transaction, if and when closed, and the purchase of the Shares as contemplated by this Agreement are fair and in the best interests of the Company and its stockholders.

              3.2 REPRESENTATIONS AND WARRANTIES OF TVF. TVF hereby represents and warrants to each of the other Parties that as of the date hereof and as of the Closing:

                     (a) TVF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio.

                     (b) TVF has all necessary power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement; and TVF has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and such other documents, and to perform all of its obligations to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by TVF, and constitutes the valid and binding agreement of TVF enforceable against TVF in accordance with its terms.

                     (c) The execution and delivery of this Agreement and the actions contemplated by this Agreement will not constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under:
(i) any term or provision of the operating agreement or other organizational documents of TVF; (ii) any judgment,


                                 Page 10 of 25 Pages
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decree, order, regulation or rule of any court or governmental authority; (iii)
any statute or law; or (iv) any contract, agreement, indenture, lease or other commitment to which TVF is a party or by which it is bound; and will not cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment.

                     (d) The TVF Shares are all held in book entry form in account(s) at EVEREN Securities, Inc. and are owned by TVF free and clear of all liens, claims, encumbrances, options, security agreements and adverse claims, except for Osborne's margin account at EVEREN Securities, Inc. and the Option. At Closing, the TVF Shares will be transferred to or for the account of the Company free and clear of all liens, claims, encumbrances, options, security agreements and adverse claims, including, but not limited to, the foregoing margin account and the Option.

                     (e) Neither TVF nor any of its Affiliates (as defined below), owns or has any rights to acquire any other shares of Common Stock other than the TVF Shares.

              3.3 REPRESENTATIONS AND WARRANTIES OF THIRD CAPITAL. Third Capital hereby represents and warrants, and Jarratt and Lewis with respect to
Section 3.3(e) only hereby represent and warrant, to each of the other Parties that as of the date hereof and as of the Closing (except as otherwise indicated):

                     (a) Third Capital is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee.

                     (b) Third Capital has all necessary power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by it pursuant to this Agreement; and Third Capital has taken all necessary actions required to be taken to authorize it to execute and deliver this Agreement and such other documents, and to perform all of its obligations to be observed and performed by it under this Agreement. This Agreement has been duly executed and delivered by Third Capital, and constitutes the valid and binding agreement of Third Capital enforceable against Third Capital in accordance with its terms.

                     (c) The execution and delivery of this Agreement and the actions contemplated by this Agreement will not constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under:
(i) any term or provision of the operating agreement or other organizational documents of Third Capital; (ii) any judgment, decree, order, regulation or rule of any court or governmental authority; (iii) any statute or law; or (iv) any contract, agreement, indenture, lease or other commitment to which Third Capital is a party or by which it is bound; and will not cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment.


                                 Page 11 of 25 Pages
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                     (d)    Third Capital has not assigned the Option or any
interest therein or rights thereto to any Person and, as of the Closing, the Option will have been terminated and Third Capital will have no claim or right to any of the Shares.

                     (e) Neither Third Capital, Jarratt or Lewis nor any of their Affiliates owns or has any rights to acquire any shares of Common Stock, except (i) under the Option at the date of this Agreement only, and (ii) Jarratt and Lewis personally own the Jarratt Shares and Lewis Shares, respectively.

       4.     CERTAIN OTHER COVENANTS

              4.1 COVENANTS OF TVF AND OSBORNE. For the benefit of the Company, TVF and Osborne agree as follows:

                     (a) TVF shall not sell or otherwise transfer any TVF Shares or any interest therein or rights related thereto before the Closing.

                     (b) Neither TVF or Osborne shall take any action to cause any of TVF's representations and warranties to be untrue as of the Closing.

                     (c)    TVF shall revoke the Proxy as of the Closing.

                     (d) Osborne shall resign as a director of the Company as of the Closing.

              4.2 COVENANTS OF THIRD CAPITAL, JARRATT AND LEWIS. For the benefit of the Company, Third Capital, Jarratt and Lewis agree as follows:

                     (a) Third Capital shall not assign the Option or any interest therein or rights thereto to any person or entity, and will terminate the Option as of the Closing.

                     (b) None of Third Capital, Jarratt and Lewis shall take any action to cause any of Third Capital's representations and warranties to be untrue as of the Closing.

                     (c) Jarratt and Lewis shall each resign as a director of the Company and shall relinquish the Proxy as of the Closing.

                     (d) Neither Jarratt nor Lewis shall sell or otherwise transfer the Jarratt Shares or the Lewis Shares, as the case may be, or any interest therein or rights related thereto before the Closing.

       5.     CONDITIONS TO CLOSING


                                 Page 12 of 25 Pages
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              5.1    THE COMPANY'S CONDITIONS TO CLOSING.  The obligations of
the Company under this Agreement shall be subject to the following (any of which may be waived by the Company in whole or in part):

                     (a) A definitive agreement between the Company and Pacific evidencing the terms and conditions of the Pacific Transaction shall have been unanimously approved by the disinterested directors of the Company.

                     (b) Each of the representations and warranties of TVF, Third Capital, Jarratt and Lewis shall be true and accurate in all material respects as of the Closing and each of them shall have performed their respective covenants hereunder.

                     (c) No injunction, judgment, order, decree or ruling shall have been entered in any action, suit or proceeding pending before any court or agency of any federal, state or local jurisdiction that prevents the performance of the Parties' obligations hereunder, including but not limited to the purchase of the Shares contemplated by this Agreement.

              5.2 TVF'S, JARRATT'S AND LEWIS' CONDITIONS TO CLOSING. The obligations of TVF, Third Capital, Jarratt and Lewis under this Agreement shall be subject to the following (any of which may be waived in whole or in part):

                     (a) A definitive agreement between the Company and Pacific evidencing the terms and conditions of the Pacific Transaction shall have been unanimously approved by the disinterested directors of the Company.

                     (b) Each of the representations and warranties of the Company shall be true and accurate as of the Closing in all material respects and the Company shall have performed its covenants hereunder.

                     (c) No injunction, judgment, order, decree or ruling shall have been entered in any action, suit or proceeding pending before any court or agency of any federal, state or local jurisdiction that prevents the performance of the Parties' obligations hereunder, including but not limited to the purchase of the Shares contemplated by this Agreement; provided, however, that this shall not apply to any action, suit or proceeding initiated by any Party (other than the Company) or any of such Party's Affiliates.

       6.     DELIVERIES BY THE PARTIES

              The Parties shall deliver or cause to be delivered the following at the Closing:

              (a) The Company shall pay the purchase prices in the amount and manner set forth in Section 2 of this Agreement.


                                 Page 13 of 25 Pages
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              (b)    TVF, Jarratt and Lewis shall effect a book transfer of the
Shares to or for the account of the Company through the facilities of the Depository Trust Company in a manner satisfactory to the Company or shall deliver certificates duly endorsed or with stock powers attached in proper form for transfer.

              (c) TVF and Third Capital shall deliver evidence satisfactory to the Company that the Option has been terminated and the Proxy has been revoked and relinquished.

              (d) Osborne, Jarratt and Lewis shall each deliver their resignations to the Company as directors of the Company, which resignations shall be effective at the Closing.

       7.     RELEASES

              7.1 THE COMPANY'S RELEASE. As of the Closing, and without further action by any of the Parties, the Company, on behalf of itself and its Affiliates, predecessors, successors and assigns, and all others claiming through the Company (collectively, the "Company Releasors"), fully releases and discharges TVF, Osborne, Third Capital, Jarratt and Lewis, and their Affiliates, agents, predecessors, successors and assigns (the "Shareholder Releasees"), from any and all claims, demands, disputes, controversies, damages, expenses, obligations, liabilities, costs, fees (including reasonable attorneys' fees) and causes of action of whatever kind or character which any of the Company Releasors have, may have or may claim to have against any of the Shareholder Releasees arising out of or relating to, directly or indirectly, the business or affairs of the Company or the ownership of its stock.

              7.2 OTHER PARTIES' RELEASE. As of the Closing, and without further action by any of the Parties, TVF and Third Capital, on behalf of themselves and their Affiliates, predecessors, successors and assigns, and all others claiming through TVF or Third Capital, and Osborne, Jarratt and Lewis and their Affiliates (collectively, the "Shareholder Releasors"), fully release and discharge the Company and its Affiliates, agents, predecessors, successors and assigns (the "Company Releasees"), from any and all claims, demands, disputes, controversies, damages, expenses, obligations, liabilities, costs, fees (including reasonable attorneys' fees) and causes of action of whatever kind or character which any of the Shareholder Releasors have, may have or may claim to have against any of the Company Releasees arising out of or relating, directly or indirectly, to the business or affairs of the Company or the ownership of its stock.

              7.3 LIMITATIONS. Notwithstanding the foregoing, the releases in Sections 7.1 and 7.2 shall not extend to any claims arising out of or relating to the failure of any Party to perform its or his obligations under this Agreement.

              7.4    GENERAL RELEASE.  The Parties understand and agree that the


                                 Page 14 of 25 Pages
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released claims are intended to and do include any and all claims of every nature and kind whatsoever, known, unknown, suspected or unsuspected which each has, or may have, against the other. The Parties hereby expressly waive the provisions and benefits of Section 1542 of the California Civil Code and any statute or other law of any other state similar or substantially similar to
Section 1542.  Section 1542 provides:

              A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Parties also further acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true. The Parties agree that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

              7.5 NO ASSIGNMENT. The Parties each represent and warrant that neither they nor any of their respective Affiliates have sold, assigned or otherwise transferred any interest in any of the claims being released hereby. If this representation and warranty is breached, the breaching Party shall indemnify and hold harmless the other Parties and their respective Affiliates from all claims, demands, fees (including reasonable attorneys' fees) and expenses of every kind or character (including those arising from any interest and any claim assigned to or transferred to any other person).

              7.6    INDEMNIFICATION.

                     (a) In the event that any of the Parties commences any suit or other proceeding or in any manner asserts any of the claims that are released pursuant to this Agreement against another Party, then the Party commencing such suit or other proceeding shall indemnify and hold such other Party harmless, to the full extent provided by law, from and against any and all such claims. This indemnity extends to any and all expenses incurred by such other Party (including reasonable attorneys' fees) in the course of defending against or settling any such claims, the amount of any judgment that might be entered against such Party, and any amounts paid by such Party in settlement
thereof.   This agreement of indemnity shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement of any such suit or proceeding described above. In such event, this agreement of indemnity may be pleaded as a full and complete defense thereto, as the basis for an abatement of or injunction against said action, and as the basis of a counterclaim or cross-claim for damages therein.

                     (b) The Company acknowledges that, upon the signing of this Agreement and following their resignation from the Board of Directors of the Company, Osborne, Jarratt and Lewis each will be and will continue to be entitled to indemnification to the fullest extent permitted by the Maryland General Corporation Law (the "Maryland


                                 Page 15 of 25 Pages
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GCL"), as provided in Section 7.3(b) of the Articles of Incorporation and
Section 6.2 of the Bylaws of the Company and, subject to the limitations of
Section 2-418 of the Maryland GCL, such indemnification shall include, without limitation, indemnification for any act or omission involving the purchase and sale of the Shares or otherwise in connection with this Agreement or the Pacific Transaction. In the event that the Company or any Person who is not a Party hereto commences any suit or other proceeding against Osborne, Jarratt or Lewis involving any act or omission for which he is entitled to indemnification as provided in the immediately preceding sentence, including, without limitation, the purchase and sale of the Shares or otherwise in connection with, or arising from, this Agreement or the Pacific Transaction, the Company agrees, subject to the limitations of Section 2-418 of the Maryland GCL, to indemnify and hold him harmless from and against all such claims and to pay or reimburse him for any and all expenses incurred by him, including reasonable attorneys' fees, in advance of the final disposition of such suit or other proceeding upon its receipt of the written affirmations and undertakings required by Section 2-418(f) of the Maryland GCL.

       8.     STANDSTILL

              TVF, Osborne, Third Capital, Jarratt and Lewis each agree that, for a period commencing on the date of this Agreement and continuing for seven years from the Closing or until termination of this Agreement under Section 9, unless such shall have been specifically authorized in writing by the Company, it or he will not, nor will any of its or his Affiliates, in any manner, directly or indirectly:

              (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause to participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities or rights to acquire securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with the respect to the Company or any of its subsidiaries, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company;

              (b) form, join or in any way participate in a "group" (as defined under the Securities Exchange Act of 1934, as amended) with respect to the Company;

              (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or its subsidiaries;

              (d) take any action or participate in or assist any other Person to take any action to compel the holding of an annual or special meeting of stockholders of the


                                 Page 16 of 25 Pages
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Company;

              (e) take any action that might cause the Company to make a public announcement regarding any of the types of matters set forth in Section 8(a) above; or

              (f) enter into any discussions or arrangements with any Person with respect to any of the foregoing.

Notwithstanding the foregoing, TVF, Osborne, Third Capital, Jarratt and Lewis shall not be restricted prior to the Closing with respect to any of the activities covered in clauses (a), (b) or (c), or clauses (e) or (f) to the extent they relate to clauses (a), (b) or (c), if prior to the Closing the Company calls an annual or special meeting of its stockholders on its own initiative and without being compelled to do so by court order. For purposes of this Agreement, the term "subsidiaries" shall include all current and future subsidiaries, partnerships, limited liability companies or other entities controlled by the Company.

       9.     TERMINATION

              This Agreement may be terminated:

              (a)    by the written agreement of the Company and TVF;

              (b) by the Company by written notice to the other Parties if any of the representations and warranties in Sections 3.2 and 3.3 are not true and correct in all material respects;

              (c) by TVF by written notice to the other Parties if any of the representations and warranties of the Company in Section 3.1 are not true and correct in all material respects; or

              (d) by either the Company or TVF by written notice to the other Parties if the purchase of the Shares contemplated hereby shall not have been consummated by 5:00 P.M., Pacific Time, on February 1, 1999, unless caused by the failure of the Company, on the one hand, or any of the other Parties, on the other hand, as the case may be, to perform any of the covenants herein to be performed by it or him prior to or at the Closing.

In the event of termination of this Agreement under this Section 9, this Agreement shall be void and have no further effect, except for the liability of a Party for breach of any of its or his covenants occurring before such termination and for the provisions of Section 10 to the extent they pertain thereto.

                                 Page 17 of 25 Pages
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       10.    MISCELLANEOUS

              10.1 ACKNOWLEDGMENT. TVF, Osborne, Third Capital, Jarratt and Lewis each acknowledge that, personally or through their managers, as the case may be, they have had access to such information (financial and other) concerning the Company and its subsidiaries as they have requested, and have had their questions about the Company and its subsidiaries answered to their satisfaction.

              10.2 ENTIRE AGREEMENT. This Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter hereof and contains all of the terms and provisions of agreement between the parties hereto with respect to the subject matter hereof.

              10.3 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective Affiliates, successors, assigns, transferees, legal representatives and all other persons or entities succeeding to the rights or obligations of the Parties, and each of them.

              10.4 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, by facsimile or by mail, postage prepaid, return receipt requested, to the Parties, addressed as follows:

              If to the Company, as follows:

              TIS Mortgage Investment Company
              655 Montgomery Street
              San Francisco, CA  94111
              Attention: Lorraine O. Legg
              Facsimile: (415) 393-8006

              with a copy to:
              Heller Ehrman White & McAuliffe
              333 Bush Street
              San Francisco, CA  94104-2878
              Attention: Daniel E. Titelbaum, Esq.
              Facsimile: (415) 772-6268

              If to TVF or Osborne, as follows:

              Turkey Vulture Fund XIII, Ltd.
              7001 Center Street
              Mentor, OH  44060
              Attention: Richard M. Osborne


                                 Page 18 of 25 Pages

              Facsimile: (440) 255-8645

              with a copy to:

              Kohrman Jackson & Krantz P.L.L.
              1375 East 9th Street
              Cleveland, OH  44114
              Attention: Marc C. Krantz
              Facsimile: (216) 621-6536

              If to Third Capital, Jarratt or Lewis, as follows:

              Third Capital, LLC
              314 Church Street
              Nashville, TN  37201
              Facsimile: (615) 255-3190

Such notices and other communications shall be deemed given upon personal delivery, on the date of facsimile transmission with confirmation and on the second business day following any mailing, as the case may be. Any Party may change the address to which such notices and other communications are to be directed by giving written notice to the other Parties in the manner provided in this Section.

              10.5 AMENDMENT AND WAIVER. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Party against whom enforcement of the change, waiver, discharge or termination is sought.

              10.6 EXECUTION OF AGREEMENT. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement shall not be effective until each Party has executed its or his counterpart and delivered it to each other Party. Execution and delivery of this Agreement may be effected by the exchange of facsimile copies, and the parties' signatures thereon shall be deemed to be their original signatures for purposes of proving the validity of the execution and delivery of this Agreement.

              10.7 EXPENSES. Subject to Sections 7.6 and 10.12, each Party shall bear his or its own expenses, including attorneys' fees, incurred by it or him in connection with the negotiation, execution, delivery and performance of this Agreement.

              10.8 SURVIVAL. All representations and warranties of the Parties contained in this Agreement shall survive the Closing.

              10.9   GOVERNING LAW.  This Agreement shall be governed by, and


                                 Page 19 of 25 Pages
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interpreted in accordance with, the laws of the State of California, without regard to the laws as to choice or conflict of laws.

              10.10 CONSTRUCTION OF AGREEMENT. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and all its provisions shall be construed in accordance with its fair meaning and no rule of strict construction shall be applied against any Party on the basis that it drafted this Agreement or otherwise. Moreover, the following terms shall have the definitions set forth below:

                     (a) "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person owns 10% or more of any class of stock of the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled Person, whether through ownership of equity securities of such Person, by contract, or otherwise. Affiliate shall also include any Person who is a member of the Person's immediate family sharing the same household, or who is an officer, director, manager or employee of such Person or of any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

                     (b) "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

              10.11 FURTHER ASSURANCES. Each Party shall execute and deliver such further documents and take such further actions as any other Party may reasonably request in order to carry out the purpose and intent of this Agreement.

              10.12 ATTORNEYS' FEES. In the event of any action, arbitration or other proceeding by one Party against any other Party arising from or in connection with this Agreement or the releases contained herein, the prevailing Party shall recover its or his reasonable attorneys' fees, expenses and costs, including, without limitation, all fees, expenses and costs incurred in such action, arbitration or other proceeding and any appeals or petitions relating thereto.

              10.13 DISPARAGING COMMUNICATIONS. Each Party agrees, for a period commencing on the date of this Agreement and continuing for seven years from the Closing or until termination of this Agreement under Section 9, not to, and to cause its Affiliates not to, defame, or falsely disparage, discredit or deprecate, or make false representations of fact, about any other Party or its Affiliates, or otherwise provide inaccurate information tending to damage the other Party or its Affiliates in its reputation, office, trade, business or means of earning a livelihood, including, without limitation, by


                                 Page 20 of 25 Pages
stating that any other Party or its Affiliates has failed to exercise his, her or its fiduciary duty to the stockholders of the Company. This Section 10.13 shall be limited to those matters that, directly or indirectly, relate to the business or affairs of the Company or the ownership of its stock.

              10.14 PUBLICITY. No Party shall make any disclosures or give any notices to third parties or other publicity, including press releases, concerning this Agreement or any of the transactions contemplated hereby (other than the Pacific Transaction) without the prior approval of all the Parties to this Agreement, except to the extent that counsel to the Company shall recommend that a particular public disclosure or notice is or may be appropriate, in which event the Company shall provide the content of the proposed disclosure or notice to TVF which shall use its best efforts to promptly notify the Company of any comments or that it has no comments, but the Company shall not make such public disclosure or release such notice for 48 hours after providing TVF with the content of the proposed disclosure or notice in the absence of a response from TVF.

               [The remainder of this page intentionally left blank]


                                 Page 21 of 25 Pages

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

                                   TIS MORTGAGE INVESTMENT COMPANY


                                   By: /s/ Lorraine O. Legg
                                       ----------------------------------
                                       Lorraine O. Legg
                                       President

                                   TURKEY VULTURE FUND XIII, LTD.

                                   By: /s/ Richard M. Osborne
                                       ----------------------------------
                                       Richard M. Osborne
                                       Sole Manager

                                       /s/ Richard M. Osborne
                                       ----------------------------------
                                       Richard M. Osborne, individually


                                   THIRD CAPITAL, LLC

                                   By: /s/ Christopher L. Jarratt
                                       ----------------------------------
                                       Christopher L. Jarratt
                                       Chief Manager

                                       /s/ Christopher L. Jarratt
                                       ----------------------------------
                                       Christopher L. Jarratt, individually

                                       /s/ James G. Lewis
                                       ----------------------------------
                                       James G. Lewis, individually


                                 Page 22 of 25 Pages